Exhibit 10.1
Execution Copy
EMPLOYMENT CONTINUATION, CONSULTING
AND NONCOMPETE AGREEMENT
     This EMPLOYMENT CONTINUATION, CONSULTING AND NONCOMPETE AGREEMENT (this “Agreement”) is made and entered into on the 27th day of January, 2009 (the “Effective Date”), by and between KAYDON CORPORATION, a Delaware corporation (the “Company”), and KENNETH W. CRAWFORD, a resident of the State of Michigan (“Crawford”).
W I T N E S S E T H:
     WHEREAS, Crawford resigned his positions as Senior Vice President, Chief Financial Officer and Corporate Controller of the Company, as well as all positions he held as an officer and/or director of subsidiaries of the Company, effective January 27, 2009;
     WHEREAS, the Company wishes to continue to employ Crawford with the title of Senior Vice President, Chief Accounting Officer during the period (the “Interim Period”) commencing on the date of this Agreement and expiring on June 30, 2009, and Crawford is willing to continue as an employee serving as the Company’s Senior Vice President, Chief Accounting Officer during the Interim Period;
     WHEREAS, upon expiration of the Interim Period, Crawford’s employment with the Company shall terminate;
     WHEREAS, following termination of Crawford’s employment, the Company wishes to engage Crawford to render consulting services to the Company and Crawford wishes to accept such engagement on the terms set forth herein;
     WHEREAS, in order to fully protect the Company’s confidential information, including confidential information acquired by Crawford during the period he was employed by the Company and in partial consideration for the payments to be made to Crawford hereunder, the Company and Crawford desire to provide for Crawford’s agreement not to compete with the Company during the Consulting Term hereof as specified herein; and
     WHEREAS, the Company and Crawford desire to set forth herein the terms and conditions on which the Company will utilize the services of Crawford, and Crawford will accept the terms and conditions set forth herein, including the terms of Crawford’s agreement not to compete.
     NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Initialed:

     1. Interim Period Employment. Subject to the terms and conditions of this Agreement, as consideration for the payments to be made to Crawford hereunder, the Company agrees to employ Crawford as, and Crawford hereby accepts employment as, the Company’s Senior Vice President, Chief Accounting Officer during the Interim Period. Crawford shall remain an employee of the Company during the Interim Period.
     2. Interim Period Compensation and Benefits. (a) Until the date designated by the Company after the Company appoints a Chief Accounting Officer or another individual to perform the job functions performed by Crawford (the “Replacement Date”), Crawford’s base compensation during the Interim Period shall be $20,833.33 per month, which shall be paid in accordance with the Company’s normal payroll practices.
          (b) After the Replacement Date, Crawford’s base compensation during the Interim Period shall be $16,666.67 per month, which shall be paid in accordance with the Company’s normal payroll practices.
          (c) During the Interim Period, Crawford shall remain eligible to participate in the Company’s retirement plans, life insurance plan, medical, dental and prescription drug insurance plans, and other employee benefit plans on the same terms in which he participated in such benefit plans on the Effective Date. Crawford shall remain eligible to participate in the Company’s executive supplemental health care plan during the Interim Period.
          (d) On or before July 10, 2009, the Company shall pay Crawford an amount in cash to compensate him for all vacation time he has accrued but has not used as of June 30, 2009 in accordance with its standard practices.
     3. Termination of Change in Control Compensation Agreement. That certain Amended Kaydon Corporation Change in Control Compensation Agreement (the “CIC Agreement”) made and executed May 31, 2008 shall terminate and shall have no further effect on and after July 1, 2009.
     4. Consulting Engagement and Term. Subject to the terms and conditions of this Agreement, as further consideration for the payments to be made to Crawford hereunder, the Company hereby retains Crawford to provide the consulting and advisory services described in Section 5 below, and Crawford hereby accepts such engagement. The term of consulting hereunder shall commence on the day following the expiration of the Interim Period (the “Consulting Commencement Date”) and shall continue thereafter until the earlier of (a) the date the Company notifies Crawford that the consulting services to be provided hereunder are no longer required, or (b) January 5, 2012, subject to extension of the term hereof upon mutual agreement of the Company and Crawford prior to January 5, 2012 (such term, the “Consulting Term” and, together with the Interim Period, the “Term”).
     5. Description of Services. (a) During the period between the Consulting Commencement Date and January 5, 2011 (the “Initial Consulting Term”), Crawford shall provide upon the reasonable request of the Company, consulting and advisory services relating generally to the business operations, strategy, budgeting and financial management of the

Company, including, but not limited to, consulting services regarding financial and accounting issues for the Company and management and acquisition related activities. The Company shall provide Crawford with at least two (2) weeks prior notice of the Company’s need for Crawford’s services hereunder where feasible and in any event shall give such prior notice as is practicable in the circumstances. Crawford shall be available to provide a minimum of 160 hours of such services in each quarter-year period of the Initial Consulting Term (measured as consecutive three month periods commencing on the Consulting Commencement Date and ending January 5, 2011), provided, however, that if the Initial Consulting Term is not evenly divisible into three month periods, then Crawford’s obligation to be available to provide services under this Agreement after the final full three month period of the Initial Consulting Term shall be adjusted to reflect the length of the final period of the Initial Consulting Term.
          (b) During the period between January 6, 2011 and January 5, 2012 (the “Subsequent Consulting Term”), Crawford shall provide upon the reasonable request of the Company, consulting and advisory services relating generally to the business operations, strategy, budgeting and financial management of the Company, including, but not limited to, consulting services regarding financial and accounting issues for the Company and management and acquisition related activities. The Company shall provide Crawford with at least two (2) weeks prior notice of the Company’s need for Crawford’s services hereunder where feasible and in any event shall give such prior notice as is practicable in the circumstances. Crawford shall be available to provide up to 160 hours of such services in each quarter-year period of the Subsequent Consulting Term (measured as consecutive three month periods commencing on January 6, 2011 and ending January 5, 2012).
          (c) To preserve Crawford’s availability to the Company to perform the services described herein during the Consulting Term, Crawford hereby agrees that he shall not accept full-time employment with any other business or entity during the Consulting Term. Other than the provisions of Section 10 hereof preventing certain competitive activities, nothing herein shall prevent Crawford from providing consulting services to, or accepting part-time employment with, or membership on the board of directors of, any other business or entity.
          (d) Following the Consulting Term, and upon the request of the Company, Crawford shall endeavor in good faith to provide those services reasonably requested by the Company to assist the Company in preparing, defending, managing, or otherwise responding to any audit, lawsuit, inquiry or investigation related to the Company’s financial, tax, or accounting practices or policies. The Company shall pay Crawford in the amount of $150 per hour worked for any such services provided no later than 30 days after the end of the month in which he provides such services.
     6. Place of Performance. The services to be performed by Crawford pursuant to this Agreement shall be rendered at the Company’s offices in Ann Arbor, Michigan and/or one or more other suitable locations designated by the Company and acceptable to Crawford.
     7. Compensation; Expenses. (a) As consideration for Crawford’s consulting services during the Initial Consulting Term hereunder, the Company shall make a payment to Crawford in the annualized amount of $90,000.00 per year, or $22,500.00 per quarter-year period, payable in equal monthly installments commencing on the Consulting Commencement Date and continuing thereafter on the first day of each month, provided, however, that if any such installment is due for a period of less than one month, such installment may be pro-rated to reflect the duration of the period for which such installment is due. At the end of each month of the Initial Consulting Term, Crawford shall submit to the Company a description of work performed in a form reasonably acceptable to the Company, along with documentation regarding the number of hours of consulting services provided to the Company. If, during any quarter-year period of the Initial Consulting Term Crawford provides consulting services in excess of 160 hours (as adjusted in accordance with Section 5(a) of this Agreement), Crawford will be compensated for all such additional hours in the amount of $125 per hour worked.
          (b) As consideration for Crawford’s consulting services during the Subsequent Consulting Term hereunder, the Company shall pay Crawford $150 per hour worked for any services provided hereunder no later than 30 days after the end of the month in which he provides the services. At the end of each month of the Subsequent Consulting Term, Crawford shall submit to the Company a description of work performed in a form reasonably acceptable to the Company, along with documentation regarding the number of hours of consulting services provided to the Company.
          (c) The Company shall reimburse Crawford for reasonable out-of-pocket expenses, such as travel expenses and telephone, facsimile and telex expenses incurred by Crawford directly in the performance by him of the services hereunder in a manner consistent with the Company’s then reimbursement policies and procedures; provided that (i) Crawford timely files expense reports on forms designated by the Company to obtain reimbursement, (ii) Crawford provides copies of receipts and other evidence substantiating all claimed expenses, and (iii) the expenses are reimbursed no later than the end of the calendar year following the calendar year in which the expenses are incurred.
          (d) If, pursuant to Section 4 of this Agreement, the Company elects to terminate this Agreement prior to January 5, 2011, the Company shall pay Crawford the amount in a cash lump sum equal to the aggregate minimum amount which he would have received pursuant to Section 7(a) had the Initial Consulting Term continued to January 5, 2011. The Company shall pay such amount to Crawford no later than thirty calendar days after the Company elects to terminate this Agreement.
     8. Taxes; 409A Compliance
          (a) Crawford shall not, by virtue of this Agreement, be considered an employee of the Company after the Interim Period. After the Interim Period, Crawford shall for all purposes be considered an independent contractor as set forth in Section 13 hereof. Any and all sales, service, income and other taxes applicable to any payments made by the Company to Crawford under this Agreement shall be the sole responsibility and liability of Crawford. While the payments under this Agreement are intended to be exempt from or comply with the requirements of Section 409A of the Internal Revenue Code (“Section 409A”), neither the Company nor any of its employees or agents shall have any obligation to indemnify or hold Crawford harmless from any taxes Crawford may incur under Section 409A.

          (b) Notwithstanding anything herein to the contrary, if any amounts payable to Crawford under this Agreement as a result of Crawford’s cessation of employment or service with the Company constitute “nonqualified deferred compensation” within the meaning of Section 409A, payment of such amounts shall commence when Crawford incurs a “separation from service” within the meaning of Treasury Regulation § 1.409A-1(h) (“Separation from Service”) from the Company and all entities considered a single employer with the Company under Code Section 414(b) or 414(c). If, at the time of Crawford’s Separation from Service, Crawford is a “specified employee” (under Internal Revenue Code Section 409A), any amount that constitutes “nonqualified deferred compensation” within the meaning of Code Section 409A that becomes payable to Crawford on account of his Separation from Service will not be paid until after the earlier of (i) the expiration of the six-month period measured from the date of his Separation from Service, or (ii) the date of his death (the “409A Suspension Period”). Within 14 calendar days after the end of the 409A Suspension Period, Crawford shall be paid a lump sum payment in cash equal to any payments delayed because of the preceding sentence, without interest. Thereafter, Crawford shall receive any remaining benefits as if there had not been an earlier delay. For the purposes of this Agreement, each payment that is part of a series of installment payments shall be as a right to a series of separate payments within the meaning of Code Section 409A.
     9. Confidentiality. Crawford acknowledges and agrees that the Trade Secrets (as defined below) and the Confidential Information (as defined below), of the Company and any parent or subsidiary of the Company and all physical embodiments thereof (collectively referred to as the “Proprietary Information”) are valuable, special and unique assets of the business of the Company and have been developed by the Company and its subsidiaries and will continue to be developed by the Company and its subsidiaries at considerable time and expense. Crawford further acknowledges that access to such Proprietary Information is essential to the performance of Crawford’s duties and responsibilities under this Agreement. Therefore, in exchange for the benefits provided to him under this Agreement and in order to obtain access to such Proprietary Information, Crawford agrees that, except with respect to those duties assigned to him by the Company, Crawford shall hold in strictest confidence all Proprietary Information and will not reproduce, use, distribute, disclose, publish or otherwise disseminate any Proprietary Information, in whole or in part, and will take no action causing, or fail to take any action necessary to prevent causing, any Proprietary Information to lose its character as Proprietary Information, nor willfully make use of such information for Crawford’s own purposes or for the benefits of any person, firm, corporation, association or other entity (except the Company) under any circumstances, except that Crawford may disclose such Proprietary Information pursuant to a court order, subpoena or other legal process, provided that, at least ten (10) days (or such lesser period as is practicable given the terms of any order, subpoena or other legal process) in advance of any legal disclosure, Crawford shall furnish the Company with a copy of the judicial or administrative order requiring that such information be disclosed together with a written description of the information to be disclosed (which description shall be in sufficient detail to allow the Company and its affiliates to determine the nature and scope of the information proposed to be disclosed), and Crawford covenants and agrees to cooperate with the Company and its affiliates to deliver the minimum amount of information necessary to comply with such order.

          For purposes of this Agreement, the term “Trade Secrets” means information, including but not limited to, any technical or nontechnical data, formula, pattern, compilation, program, device, method, technique, drawing, process, financial data, financial plan, product plan, list of actual or potential customers or suppliers, or other information similar to any of the foregoing, which derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can derive economic value from its disclosure or use. For purposes of this Agreement, the term “Trade Secrets” does not include information that Crawford can show by competent proof (i) was generally known to the relevant public at the time the Company disclosed the information to Crawford or Crawford developed the information for the Company; (ii) became generally known to the public after disclosure to Crawford through no act or omission of Crawford; or (iii) was disclosed to Crawford by a third party having a bona fide right both to possess the information and to disclose the information to Crawford.
          The term “Confidential Information” means any data or information of the Company, other than Trade Secrets, regarding the business of the Company or the Company’s policies and operations which is valuable to the Company and not generally known to competitors of the Company. For purposes of this Agreement, the term “Confidential Information” does not include information that Crawford can show by competent proof (i) was generally known to the relevant public at the time the Company disclosed the information to Crawford or Crawford developed the information for the Company; (ii) became generally known to the public after disclosure to Crawford through no act or omission of Crawford; or (iii) was disclosed to Crawford by a third party having a bona fide right both to possess the information and to disclose the information to Crawford.
          The provisions of this Section 9 will apply to Trade Secrets for so long as such information remains a Trade Secret and to Confidential Information during the Term and for a period of two (2) years following the expiration of the Consulting Term.
     10. Non-Competition.
          (a) Agreement not to Compete. In order to fully protect the Company’s Proprietary Information and the goodwill of its business, during the Consulting Term, whether or not Crawford’s services to the Company pursuant to Section 5 of this Agreement terminate prior to the expiration of the Consulting Term, Crawford shall not, except as authorized in writing by the Company, directly or indirectly, be employed as an executive or manager or in a financial or accounting capacity by, render any such services to, assist in the management or financial affairs of, or invest in, any person or enterprise which person or enterprise is engaged in, or is planning to engage in, and shall not personally engage in the business of designing or manufacturing custom-engineered, performance-critical bearings and components, velocity control and sealing products, and other products manufactured and/or sold by the Company (the “Business”), in any market world wide (the “Territory”); provided that Crawford may hold an investment in the Company or investments of $25,000 or less in any other publicly held entity engaged in the Business. In furtherance of this covenant not to compete, Crawford hereby acknowledges that the Company currently does business, and shall continue to do business, throughout the Territory and that in his former capacity as an officer of the Company and in his capacity as an employee of the Company his responsibilities have involved and will continue to involve the conduct of Business throughout the Territory.
          (b) Non-Solicitation. (i) Crawford agrees that during the Consulting Term and for a period of two (2) years after expiration of the Consulting Term he will not, and he will not assist any of his affiliates to, directly or indirectly, hire, recruit or otherwise solicit or induce any present or future employee of the Company or any of its subsidiaries with whom Crawford has had, or during the Term has, material contact to terminate its employment, contract, relationship or arrangement with the Company or any of its subsidiaries, or otherwise change its relationship with the Company or any of its subsidiaries, or establish any relationship with Crawford or any of his affiliates.
               (ii) Crawford agrees that for the Consulting Term and for a period of two (2) years after expiration of the Consulting Term he will not, and he will not assist any of his affiliates to, directly or indirectly, engage, recruit or otherwise solicit or induce any present or future customer or supplier of the Company or any of its subsidiaries with whom Crawford has had, or, during the Term, has material contact, to terminate its contract, relationship or arrangement with the Company or any of its subsidiaries, or otherwise change its relationship with the Company or any of its subsidiaries, or establish any relationship with Crawford or any of his affiliates for purposes of engaging in the Business.
          (c) Remedies. The parties recognize, acknowledge and agree that (i) any breach or threatened breach of the provisions of Sections 9 and 10 shall cause irreparable harm and injury to the Company and that money damages alone will not provide an adequate remedy for such breach or threatened breach, (ii) the duration, scope and geographical application of Sections 9 and 10 are fair and reasonable under the circumstances of the Business, and are reasonably required to protect the legitimate business interests of the Company, (iii) the restrictions contained in Sections 9 and 10 will not prevent Crawford from earning or seeking a livelihood, and (iv) the restrictions contained in Sections 9 and 10 shall apply in all areas where such application is permitted by law. Accordingly, Crawford agrees that the Company shall be entitled to have the provisions of Sections 9 and 10 specifically enforced by any court having jurisdiction, and that such a court may issue a temporary restraining order, preliminary injunction or other appropriate equitable relief, without having to prove the inadequacy of available remedies at law, having to post any bond or any other undertaking. In addition, the Company shall be entitled to avail itself of all such other actions and remedies available to it or any of its affiliates under law or in equity and shall be entitled to such damages as it sustains by reason of such breach or threatened breach. It is the express desire and intent of the parties that the provisions of this Section 10 be enforced to the full extent possible.
          (d) Severability. In light of the fact that the covenants set forth in this Section 10 are reasonably required to protect the legitimate interests of the Company, if any provision of Section 10(a) hereof is held to be unenforceable because of the duration of such provision, the area covered thereby or the scope of the activity restrained, the parties hereby expressly agree that the court making such determination shall have the power to reduce the duration and/or areas of such provision and/or the scope of the activity to be restrained contained in such provision and, in its reduced form, such provision shall then be enforceable. The parties hereto intend and agree that the covenants contained in Section 10(a) shall be construed as a series of separate covenants, one for each municipality, community or county included within the area designated by Section 10(a). Except for geographic coverage, the terms and conditions of each such separate covenant shall be deemed identical to the covenant contained in Section 10(a). Furthermore, if any court shall refuse to enforce any of the separate covenants deemed included in Section 10(a), then such unenforceable covenant shall be deemed eliminated from the provisions hereof to the extent necessary to permit the remaining separate covenants to be enforced in accordance with their terms. The prevailing party in any action arising out of a dispute in respect of any provision of this Section 10 shall be entitled to recover from the non-prevailing party reasonable attorneys’ fees and costs and disbursements incurred in connection with the prosecution or defense, as the case may be, of any such action.
     11. Non-disparagement. Crawford will not make any statement, written or oral, whether expressed as a fact, opinion or otherwise, to any person (or induce any third party to make any such statement) which disparages, impugns, maligns, defames, libels, slanders or otherwise casts in an unfavorable light the other party, including, in the case of the Company, any officer, director, shareholder or employee of the Company.
     12. Employee Benefits.
          (a) After Crawford’s employment with the Company terminates, Crawford shall be able to elect continuation coverage under Part 6 of Title I of ERISA (“COBRA”) pursuant to generally applicable rules governing COBRA continuation coverage. To the extent Crawford elects COBRA continuation coverage, the Company shall pay for Crawford’s entire COBRA premium and this amount shall be reported as taxable income to Crawford on IRS Form 1099-MISC.
          (b) During the Term of this Agreement and contingent on Crawford’s compliance with the terms hereof, restricted stock held by Crawford as of the Effective Date, but not then vested, shall continue in full force and effect and shall continue to vest in accordance with its terms, including terms relating to the payment of dividends and the vesting of such restricted stock upon Crawford’s death or permanent disability, and the terms of any benefit plan governing such restricted stock, as if Crawford remained an employee of the Company, provided, however, that if either (a) pursuant to Section 4 of this Agreement, the Company elects to terminate this Agreement prior to January 5, 2012, or (b) a Change in Control (as defined in Section 5(a) of the CIC Agreement) occurs, all restricted stock held by Crawford shall vest immediately. The Company shall take such action, including the amendment of any award agreements or governing benefit plans and the actions required by Section 6(c)(iv) of the Kaydon Corporation 1999 Long Term Stock Incentive Plan, as amended and restated, as shall be necessary to allow such continued vesting and acceleration.
          (c) Effective as of the Effective Date, all stock option awards held by Crawford as of the Effective Date, but not then vested, will terminate, cease to be of any force or effect, and cease to be exercisable by Crawford.

          (d) After the expiration of the Interim Period, except as otherwise provided in this Section 12, Crawford shall cease to be eligible to participate in any of the benefit plans that the Company provides or makes available for its employees, including without limitation retirement, disability and life insurance, provided, however, that this Agreement shall have no effect on any benefits in which Crawford is fully vested as of July 1, 2009. In addition, following the Interim Period, the Company will not withhold or make payments for income or Social Security taxes, make unemployment insurance or disability insurance contributions, or obtain workers’ compensation insurance on Crawford’s behalf.
     13. Independent Contractor. After the Interim Period, Crawford’s relationship to the Company hereunder shall be that of an independent contractor. Crawford shall not be an agent of the Company and shall have no authority to act on behalf of the Company in any manner except in the manner and to the extent that the Company may expressly agree in writing.
     14. Waiver. No failure on the part of either party hereto to exercise, and no delay by either party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy by either party hereto preclude any other or further exercise thereof or the exercise by such party of any other right, power or remedy. No express waiver or assent by either party hereto of any breach of or default in any term or condition of this Agreement by the other party shall constitute a waiver of or an assent to any succeeding breach of or default in the same or any other term or condition hereof.
     15. Severability. All rights and restrictions contained in this Agreement may be exercised and shall be applicable and binding only to the extent that they do not violate any applicable laws and are intended to be limited to the extent necessary so that they will not render this Agreement illegal, invalid or unenforceable. If any term of this Agreement, or part thereof, not essential to the commercial purpose of this Agreement shall be held to be illegal, invalid or unenforceable by a court of competent jurisdiction, it is the intention of the parties that the remaining terms hereof, or part thereof, shall constitute their agreement with respect to the subject matter hereof and all such remaining terms, or parts thereof, shall remain in full force and effect. To the extent legally permissible, any illegal, invalid or unenforceable provision of this Agreement shall be replaced by a valid provision, which will implement the commercial purpose of the illegal, invalid or unenforceable provision.
     16. Notices. All notices, requests, demands or other communications required or permitted to be given or made hereunder shall be in writing and delivered personally or sent by prepaid United States mail, Federal Express or other similar express courier, or by facsimile transmission to the intended recipient thereof at its address or facsimile number set out below (or to such other address or facsimile number as any party may from time to time duly notify the others). Any such notice, demand or communication shall be deemed to have been duly given immediately (if delivered personally, or given or made by confirmed facsimile), the day after dispatch (if given or made by Federal Express or other similar express courier to a location within the country in which it is dispatched), two days after dispatch (if given or made by Federal Express or other similar express courier to a location outside the country from which it is dispatched), three days after mailing (if given or made by letter addressed to a location within the country in which it is posted), or seven days after mailing (if made or given by letter addressed to a location outside the country in which it is posted), and in proving the same it shall be sufficient to show that the envelope containing the same was duly addressed, stamped and posted, or that receipt of a facsimile was confirmed by the recipient. The addresses and facsimile numbers of the parties for purposes of this Agreement are:

The Company:	Third Floor
315 E. Eisenhower Parkway
Ann Arbor, Michigan 30342
Facsimile: (734) 680-2085
Attn: Debra Crane

Crawford:	Kenneth W. Crawford
22679 Waycroft Drive
Novi, Michigan 48375
Any party may change the address or facsimile number to which notices, requests, demands or other communications to such party shall be delivered or mailed by giving notice thereof to the other parties hereto in the manner provided herein.
     17. Governing Law. Regardless of the place of execution, place of performance or otherwise, this Agreement and all amendments, modifications or supplements thereto, and the rights of the parties hereunder, shall be governed by and construed and enforced in accordance with the laws of the State of Michigan.
     18. Agreement Non-Assignable. The parties acknowledge that this Agreement has been entered into as a result of, among other things, the special skills of Crawford, and agree that this Agreement may not be assigned or transferred by Crawford, in whole or in part, without the prior written consent of the Company. The parties further agree that this Agreement may not be assigned by Kaydon except (a) to a direct or indirect subsidiary of the Company, if the Company guarantees the performance of its assignee to Crawford in writing, (b) to the Company’s successor by merger or the acquirer of all or substantially all of the Company’s assets, or (c) with Crawford’s prior written consent, which consent shall not be unreasonably withheld.
     19. Headings. The headings as to the contents of particular sections are inserted only for convenience and shall not be construed as a part of this Agreement or as a limitation on or enlargement of the scope of any of the terms or provisions of this Agreement.
     20. Entire Agreement. This Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof and contains the sole and entire agreement between the parties with respect to the matters covered hereby. This Agreement shall not be modified or amended except by an instrument in writing signed by or on behalf of the parties hereto.

     21. Arbitration.
          (a) Arbitrable Disputes: Crawford and the Company agree to resolve any claims they may have with each other (except, if either Crawford or the Company so elects, any dispute for which injunctive relief is a principal remedy) through final and binding arbitration in accordance with this Section 21.
          (b) The Arbitration: The arbitration shall be in accordance with the then-current arbitration rules and procedures for employment disputes governing arbitrations administered by the American Arbitration Association (AAA), except as provided in this Section 21. Arbitration shall take place in the State of Michigan before an experienced employment arbitrator licensed to practice law in that state who has been selected in accordance with subsection (c). The arbitrator may not modify or change this Agreement in any way. Crawford and the Company hereby agree to submit to personal jurisdiction in the State of Michigan for such arbitration and in any jurisdiction necessary for the enforcement of any arbitration award.
          (c) Selection of the Arbitrator: The arbitrator shall be selected as follows: AAA shall give each party a list of 11 arbitrators drawn from its panel of employment dispute arbitrators. Each party may strike all names on the list it deems unacceptable. If only one common name remains on the lists of both parties, that individual shall be designated as the Arbitrator. If more than one common name remains on the lists of both parties, the parties shall strike names alternately from the list of common names until only one remains. The party who did not initiate the claim shall strike first. If no common name exists on the lists of both parties, AAA shall furnish an additional list and the process shall be repeated. If no arbitrator has been selected after two lists have been distributed, then the parties shall strike alternately from a third list, with the party initiating the claim striking first, until only one name remains. That person shall be designated as the arbitrator. Striking decisions must be made and communicated to the other party and AAA within 20 calendar days after the date of the transmittal communication relaying the arbitrators remaining for selection. In the event a party does not make a timely strike, the other party may select the arbitrator from the names remaining.
          (d) Fees and Expenses: Each party shall pay the fees of his or its attorneys, the expenses of his or its witnesses, and any other expenses that party incurs in connection with the arbitration, but all costs of the arbitration itself, including the fees of the arbitrator, the cost of any record or transcript of the arbitration, administrative fees, and other fees and costs shall be paid in equal shares by the plaintiffs and defendants.
          (e) Exclusive Remedy: Arbitration in this manner shall be the exclusive remedy for any claim that must be arbitrated pursuant to this Section 21. Should Crawford or the Company attempt to resolve such a claim by any method other than arbitration pursuant to this Section 21, the responding party will be entitled to recover from the initiating party all damages, expenses, and attorneys’ fees incurred as a result of that breach.

     IN WITNESS WHEREOF, the Company and Crawford have caused this Agreement to be executed as of the date first written above.
THE COMPANY:

Kaydon Corporation:
By:	/s/ Debra K. Crane
	Name:	Debra K. Crane
	Title:	Vice President, General Counsel and Secretary

Crawford:

/s/ Kenneth W. Crawford Kenneth W. Crawford